UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 8, 2008

U. S. Precious Metals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Celebration Boulevard, Suite A, Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:  (407) 566-9310

        N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01

Other Events

On July 8, 2008, U. S. Precious Metals, Inc. (the "Company") issued a press release regarding copper assay results of its recent drilling activities.  The independent testing was conducted by the Chris Christopherson Inc. testing laboratory of Smelterville, Idaho.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(C) Exhibit 99.1.  U.S. Precious Metals, Inc. July 8, 2008 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. Precious Metals, Inc.

(Registrant)

/s/ M. Jack Kugler

_______________________________

M. Jack Kugler, CEO

Date:  July 8, 2008

Exhibit 99.1

U.S. Precious Metals, Inc. July 8, 2008 Press Release

U.S. Precious Metals Releases Positive Copper Results from Independent Assayer, Chris Christopherson Inc

CELEBRATION, Fla., July 8, 2008 ( MARKET WIRE ) -- U.S. Precious Metals, Inc. (USPR.OB OTCBB) ("USPR"), CEO M. Jack Kugler, the CEO of USPR, announced today that the assay results for copper in the mineralized zones reported last week in drill hole #3 were better than expected.  The latest assay results indicated that the 8 foot zone, with a previously announced estimated combined value in gold and silver of $185 per ton, averaged 1.42% of copper.  This effectively increased the value of the zone to approximately $303 per ton.  The lower value zone averaged 0.85% copper, which more than doubled the value of the silver and gold to approximately $125 per ton.  The two zones comprise a total of 20 feet of ore grade material with a weighted average of 0.045 opt gold, 3.74 opt silver, and 1.08% copper.  The table below provides the assay gold and silver results for a portion of the intersected vein as well as the copper percentages per ton.

                                                        Verification

                 Au opt          Ag opt                   /Re-Test

SAMPLE #	(Gold oz/ton)	(Silver oz/ton)	Cu%	Au	Ag
LS08-3-43	0.045	6.96	2.18	0.040	6.88
LS08-3-44	0.104	7.90	1.35	0.106	7.85
LS08-3-45	0.124	3.38	1.20	0.116	4.02
LS08-3-46	0.070	6.17	0.96	0.060	6.16
LS08-3-47	0.019	0.40	0.01
LS08-3-48	0.005	0.68	0.04
LS08-3-49	0.004	0.36	0.03
LS08-3-50	0.004	0.20	0.01
LS08-3-51	0.015	2.19	1.10	0.012	2.02
LS08-3-52	0.021	1.08	0.35
LS08-3-53	0.009	0.43	0.11
LS08-3-54	0.005	1.08	0.02
LS08-3-55	0.020	3.00	1.05	0.025	3.08
LS08-3-56	0.060	4.98	2.05	0.049	5.06
LS08-3-57	0.015	1.59	0.24

Mr. Kugler stated that U.S. Precious Metals, Inc. is currently awaiting the assay results on drill hole #5, which intersected multiple horizons of sulfide mineralization, totaling 136 feet.  The geologists from USPM are currently examining the mineralized zones found in holes #1, #3, and #5 in an attempt to see if any of these units correlate with other.

All assay results to date have been issued by Chris Christoperson Inc., an independent testing laboratory in Smelterville, Idaho.

US Precious Metals, Inc. is a gold exploration company operating in Mexico through its wholly owned Mexican subsidiary, U.S. Precious Metals de Mexico. US Precious Metal's common stock is quoted on the OTC Bulletin Board under the symbol "USPR."

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to U.S. Precious Metals, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's Registration Statement on Form SB-2, as amended, and its Annual Report on Form 10-KSB, as amended, for the year ended May 31, 2007. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:          U.S. Precious Metals, Inc.

                  Jack Kugler, CEO, 407-566-9310

                  www.usprgold.com

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